Deferred Variable Annuity Application The United States Life Insurance Company in the City of New York Home Office: One World Financial Center 200 Liberty St., New York, NY 10281 1 Annuity Service Center: 21650 Oxnard Street, Suite 750 Woodland Hills, CA 91367-4997 1 Regular Mail with checks: P.O. Box 100357 Pasadena, CA 91189-0357 without checks: P.O. Box 54299 Los Angeles, CA 90054-0299 1 Overnight Mail with checks: 2710 Media Center Drive Building #6, Suite 120 Los Angeles, CA 90065-1750 without checks: 21650 Oxnard Street, Suite 750 Woodland Hills, CA 91367 4997 1 1-800-445-7862 2 The indicates a required response. Please print or type. 1 Product Selection (Complete product name must be provided to ensure Application is processed immediately. Solicitation state indicates the state in which this Application is signed.) Complete product name (Enter complete name as shown on 1st page of prospectus) Polaris Preferred Solution Solicitation state (Enter two-character state code) NY 2 Owner(s) Information Name Male Female Address City State ZIP Birth Date / / SSN or TIN Phone ( ) Email Joint Owner (if applicable) Name: Male Female Address City State ZIP Birth Date / / SSN Relationship to Owner Phone ( ) 3 Annuitant(s) Information Same as Owner (Complete only if different from Owner) Name Male Female Address City State ZIP Birth Date / / SSN Phone ( ) Email Joint Annuitant (if applicable) Name Male Female Address City State ZIP Birth Date / / SSN Phone ( ) 4 Beneficiary Information Please complete the beneficiary information below. Additional beneficiaries, if any, can be listed on the Additional Beneficiary Information form [(U-2224BNE)] 4 and submitted with this Application. Note: If any living benefit is elected with Joint Life (2 covered persons) under Section 6 below, you must provide the spousal beneficiary information here. If the beneficiary type is not selected, the beneficiary will be designated as “primary.” Multiple beneficiaries will share the death benefit equally unless otherwise specified. For non-individually owned, custodially held IRAs and qualified plans, if no beneficiary is listed, the beneficiary will default to the Owner listed on this Application. 1. Beneficiary Name Primary Contingent Address Relationship Beneficiary % SSN/TIN Phone Birth/Trust Date Email Irrevocable beneficiary? Yes No

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➔4 Beneficiary Information *con't.*

2. Beneficiary Name________________________ ❑ Primary ❑ Contingent
Address ________________________ Relationship________________
Beneficiary %________ SSN/TIN____________ Phone ____________ Birth/Trust Date ____________
Email________________________ Irrevocable beneficiary? ❑ Yes ❑ No

3. Beneficiary Name________________________ ❑ Primary ❑ Contingent
Address ________________________ Relationship________________
Beneficiary %________ SSN/TIN____________ Phone ____________ Birth/Trust Date ____________
Email________________________ Irrevocable beneficiary? ❑ Yes ❑ No

➔5 Contract Type (select one) and Source of Funds

Initial Payment: Make check payable to The United States Life Insurance Company in the City of New York (US Life). If this is a 1035 Exchange or transfer, please complete the appropriate 1035 Exchange/Transfer form and submit it with this Application. See prospectus for minimum Purchase Payment amounts.

5a. Non-Qualified Contract
Indicate type and amount of initial Payment below.

- ❑ Amount enclosed: $__________
- ❑ 1035 Exchange
  Estimated dollars: $__________
- ❑ Other
  Estimated dollars: $__________

OR

5b. Qualified Contract
Indicate type of plan for new contract, source of funds, and amount below.

Type of Plan for *New* Contract		Source of Funds	Amount
❑ IRA	❑ 401(a)*	❑ Transfer	$________
❑ Roth IRA	❑ 401(k)*	❑ Rollover	$________
❑ SEP	❑ Keogh	❑ Contribution	$________
❑ Other ________		IRA Tax Year:	________
*Is plan subject to ERISA? ❑ Yes ❑ No			

➔6Benefit Elections

There is a charge for the Optional Living Benefits and Death Benefit. See your registered representative/licensed agent and/or the prospectus for information about optional elections, including availability, the maximum issue age and Investment Requirements.

6(a). Optional Features: *Only one optional feature may be elected. If elected, there will be an additional fee added to the Separate Account Charge and the elected feature replaces the default 7-year withdrawal charge period in the Contract. Refer to the prospectus for complete details.*

I. ❑ Early Access: Provides a 4-year withdrawal charge period
II. ❑ Rewards: Provides a Payment Enhancement and a 9-year withdrawal charge period

6(b). Optional Living Benefit Elections: You <u>MUST</u> complete Section 6(a)

I. ❑ **I am <u>NOT</u> electing an Optional Living Benefit (proceed to 6(c) below)**
II. If electing an Optional Living Benefit, you must check one box under the **Living Benefit Features** section below.

If you elect a ➔ Dynamic Allocation Income Option, Provide your investment instructions in Section 7(a).

Dynamic Allocation Income Options

[Income Plus] ←3
Option 1 - ❑ Single Life – Up to 5.5% MAWA
❑ Joint Life – Up to 5.0% MAWA*
Option 2 - ❑ Single Life – Up to 6.5% MAWA
❑ Joint Life – Up to 6.0% MAWA*
Option 3 - ❑ Single Life – Up to 5.0% for Life
❑ Joint Life – Up to 4.5% for Life*

OR

[Income Builder] ←3 **(Minimum Issue Age is 65)**
❑ Single Life – Up to 5.5% MAWA
❑ Joint Life – Up to 5.0% MAWA*

OR

If you elect a ➔ Custom Allocation Income Option, provide your investment instructions on the attached Investment Option Election Form.

Custom Allocation Income Options

[Income Plus with [“Custom Allocation” ←3a**]]** ←3
❑ Single Life – Up to 4.5% MAWA
❑ Joint Life – Up to 4.0% MAWA*

**You must complete the spousal Beneficiary Information in Section 4.*

6(c). Optional Death Benefit Election: *If the Maximum Anniversary Value Death Benefit is **NOT** elected, the beneficiary(ies) will receive the standard death benefit provided in the Contract.*

❑ Maximum Anniversary Value (MAV)

USL-579-1 (12/12)

7 Investment Selection / Optional ProgramsIf you elected [Income Plus] 3Or [Income Builder] 3 with [“Dynamic Allocation” 3b] Select your investment optionsand optional service features below. Do not complete the Investment Option Election Form (IOEF).If you elected [Income Plus] 3 with [“Custom Allocation” 3a] ORIf you are not electing a Living Benefit Skip 7(a) and continue with 7(b). Be sure to complete theInvestment Option Election Form (IOEF), which must be signed and included with this Application tomake specific investment choices.7(a). Investment Selection for [Income Plus] 3 or [Income Builder ]3with [“DynamicAllocation” 3b] Income OptionsInitial Purchase Payment: We automatically allocate 20% of your initial Purchase Payment to theSecure Value Account. You may allocate the remaining 80% to either the “Check-the-Box” option orone or more of the “Individual Portfolios” below.Automatic Asset Rebalancing: As required by the feature named above, if you selected from the“Check-the-Box” option or one or more of the “Individual Portfolios” below, we rebalance yourchoice(s) quarterly to the original allocations. We do not include the Secure Value Account inrebalancing. Dollar Cost Averaging: Invest gradually in my choice(s) below using the DCA Account I’ve checkedhere. DCA Program begins 30 days from the date your initial Purchase Payment is received. 6-Month DCA Account Or 1-Year DCA Account Or 2-Year DCA AccountAutomatic Secure Value Account Allocation: 20% If you elected aDynamic AllocationIncome Option inSection 6(b), forthis Applicationto be in goodORorder, you mustindicate yourinvestmentselection here inthe “Check-the-Box”section or chooseone or more of the“Individual Portfolios”.Check the Box (Select only one of the four boxes below) [SunAmerica Dynamic Allocation Portfolio (SDAP)] (80%) [SunAmerica Dynamic Strategy Portfolio (SDSP)] (80%) [SDSP] (40%) + [SDSP] (40%) [SDSP] (35%) + [SDSP] (35%) + [Protected Asset Allocation] (10%)Individual Portfolios (Invest in one or more of the portfolios below)Payment Allocation Target DCACash Management % %Corporate Bond % %Global Bond % %Government and Quality Bond % %Real Return % %SunAmerica Dynamic Allocation Portfolio % %SunAmerica Dynamic Strategy Portfolio % %Total Return Bond % %Total 80% 100%7(b). Optional Programs Systematic Withdrawal: Include Form [U-5550SW] 4 with this Application. Automatic Asset Rebalancing*: I request the investment options referenced in 7(a) above ordesignated in the Investment Option Election Form to be rebalanced at the frequency selected below.(Select only one) Quarterly** Semiannually Annually*Unless separate Asset Allocation Rebalancing Instructions are provided on form [UP-2247-POS]4 and included with this Application, if a DCA Account is elected, we will use Target DCAinstructions indicated for Automatic Asset Rebalancing instructions.** If you elected an Optional Living Benefit, Automatic Asset Rebalancing is done quarterly.

7(c).	Electronic Transaction and Electronic Delivery Authorization

☐ Yes ☐ No Electronic Transaction Authorization

As the Owner, I will receive this privilege. If a Contract has Joint Owners, each Owner may individually make electronic requests. By checking “Yes,” I am also authorizing and directing the Company to act on electronic instructions from any other person(s) authorized by the Owner of the Contract who can furnish proper identification. The Company will use reasonable procedures as established by the Company to confirm that these instructions are authorized and genuine.

If no selection is made, the Company will assume that you do not authorize electronic requests.

☐ Yes ☐ No Electronic Delivery Consent

I consent to electronic delivery by the Company, when available, of:
•	Legal disclosure materials (prospectuses and prospectus supplements for the variable annuity and the underlying funds and annual and semiannual reports for the underlying funds)

•	Account documents (quarterly statements and confirmations)

•	Related correspondence (privacy notice and other notices to customers)
I confirm that I have access to a computer with the hardware and software necessary (Adobe Acrobat®, Internet access, and an active email account) to receive this information electronically—in the form of a compact disc, by email, or by notice to me of a document’s availability on the Company website. I confirm that I have the ability to retrieve and retain electronic communications that are subject to this consent. I understand that I must provide my email address under Section 2 of the Application to use this service.

I understand that:
•	There is no charge for electronic delivery, although I may incur the costs of Internet access and computer usage.

•	I may always request a paper copy of this information at any time for no charge, even though I consent to electronic delivery.

•	The Company is not required to deliver this information electronically and may discontinue electronic delivery in whole or part at any time.
This consent is effective until further notice by the Company or until I revoke it.

Please call [1-800-445-7862] ← 2 if you would like to revoke your consent, receive a paper copy of any of the above information via U.S. mail, or need to update your email address indicated in Section 2 of this Application.

è8 Acknowledgements and Signature(s)

8(a).	Replacement

	☐ Yes ☐ No	Do you have any existing life insurance or annuity contracts? (Must check either Yes or No.)

	☐ Yes ☐ No	Will the purchase of this annuity result in the replacement, termination, or change in value of any existing life insurance or annuity contracts? (Must check either Yes or No)

If yes to either of the above, please provide the information on the required forms and include them with this Application.

8(b).	Statement of Owner(s)

My answers to the above questions are true and correct to the best of my knowledge and belief. I agree that this Application shall be attached and made a part of any Contract issued by the Company. Further:

• I acknowledge receipt , either physically or electronically, of the current prospectuses for this variable annuity and the applicable underlying funds.

• I acknowledge I have read the current prospectuses for this variable annuity and the applicable underlying funds carefully and understand their contents.

•     I understand that all Purchase Payments and values provided by the Contract, when based on investment experience of the variable portfolios, are variable and are not guaranteed as to dollar amount by the Company, the U.S. Government, or any State Government; are not federally insured by the FDIC, the Federal Reserve Board, or any other agency, Federal or State.

•     If I am funding a tax-qualified retirement plan with this annuity, I understand that the annuity does not provide any additional tax deferral treatment beyond that which I already have under my plan.

•     I understand that the Company may allocate my Purchase Payment(s) and any Initial Payment Enhancement(s), if applicable, to the cash management investment option until the end of the Right-to-Examine period.

• My signature below indicates that I am providing my investment allocation election on the separate Investment Option Election Form, if applicable, included with this Application.

èOwner’s signature	Date

Joint Owner’s signature (if applicable)	Date

Important: If applicable, the Investment Option Election Form must be signed and included with your Application to ensure that your Application is processed immediately.
USL-579-1 (12/12)

9 Registered Representative / Licensed Agent Information and Signature(s) Yes No Do you have reason to believe that the applicant has any existing life insurance or annuity contracts? Yes No Do you have reason to believe that any existing life insurance or annuity contract has been (or will be) replaced, surrendered, withdrawn from, loaned against, changed, or otherwise reduced in value in connection with this transaction, assuming that the Contract applied for will be issued? I affirm that I have instructed the applicant to answer the questions in Section 8(a) appropriately. If the answer to either question is “yes,” I am providing the information on the required forms and including them with this Application. I am authorized and/or appointed to sell this variable annuity. I have fully discussed and explained the variable annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner’s investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the variable annuity (which includes summary descriptions of the underlying investment options); and (b) have used only current approved sales material. I certify that all information I have taken from the Owner has been truly and accurately recorded on this Application. 1. Registered Representative’s/Licensed Agent’s signature SSN (1 st 5 digits ONLY) Registered Representative’s/Licensed Agent’s name (please print) Address City State ZIP Phone ( ) Licensed Agent ID number Email Broker / Dealer firm name 2. Registered Representative’s/Licensed Agent’s signature SSN (1 st 5 digits ONLY)- Registered Representative’s/Licensed Agent’s name (please print) Address City State ZIP Phone ( ) Licensed Agent ID number Email 3. Registered Representative’s/Licensed Agent’s signature SSN (1 st 5 digits ONLY)- Registered Representative’s/Licensed Agent’s name (please print) Address City State ZIP Phone ( ) Licensed Agent ID number Email For Commission Option availability, check with your home office (available options vary by product) Option 1 Option 2 Option 3 Option 4 Option 5 If more than one representative, please indicate commission split: Representative 1 Representative 2 Representative 3 Note: If there are more than three representatives, please attach all required representative information, including commission split among all representatives, on a separate document.
USL-579-1 (12/12)